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                                                                       Exhibit 5

                    Hall Dickler Kent Goldstein & Wood, LLP
                               909 Third Avenue
                           New York, New York  10022



                                                            February 13, 2000



Blimpie International, Inc.
740 Broadway
New York, New York 10003


Gentlemen:

     We have acted as counsel for Blimpie International, Inc. (the "Company") in connection with the (a) registration under the Securities Act of 1933, as amended (the "Act"), of up to 1,293,700 shares of the Company's $.01 par value common stock (the "Securities") which are issuable by the Company pursuant to restricted share awards and option grants which have been, or which may in the future be, made under the Company's 2000 Omnibus Stock Incentive Plan (the "2000 Plan"), and (b) the registration under the Act for resale of up to 120,000 shares of such Securities (the "Selling Shareholders' Shares") which, upon exercise of certain options previously granted by the Company pursuant to the 2000 Plan, may be resold by or for the account of the 2000 Plan participants to whom such options were granted (the "Selling Shareholders").

     In connection with the opinions hereinbelow expressed, we have examined the following documents (or true copies thereof): the Company's Certificate of Incorporation, the Company's By-Laws, the 2000 Plan, its stock and stock option records, the minutes of actions heretofore taken by the Company's stockholders and directors, the Registration Statement on SEC Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission and such other documents as we deemed necessary or appropriate under the circumstances.

     Based upon, and subject to the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of New Jersey, and has all requisite power and authority (corporate and other) to own or lease its properties and conduct its business.

     2. The Company has taken all necessary corporate action required with respect to the issuance of the Securities.

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     3.  The Company has reserved a sufficient number of its authorized but unissued shares of common stock for issuance pursuant to the 2000 Plan.

     4. As and when any shares of common stock awarded to 2000 Plan participants have vested in accordance with the terms of such awards, the same shall be validly issued, fully paid and non-assessable shares of the Company's common stock.

     5. As and when any shares of common stock are purchased by 2000 Plan participants upon their exercise of options granted to them under the 2000 Plan, such shares shall be validly issued, fully paid and non-assessable shares of the Company's common stock.

     6. Subject to the provisos that (a) the Selling Shareholders make full payment for their respective Selling Shareholders' Shares in connection with the exercise of the 2000 Plan options pertaining thereto; and (b) the reoffer prospectus contained in the Registration Statement shall be timely delivered in connection with the reoffer and sale by or for the account of the Selling Shareholders, the shares of common stock to be sold by the Selling Stockholders shall be, when issued sold by the Selling Shareholders, validly issued and outstanding as fully paid and non-assessable shares of the Company's common stock.

     The opinions we have expressed herein are limited solely to the effects of the federal securities laws and the New Jersey Business Corporation Act upon the matters addressed herein. We assume no obligation to supplement this opinion if, after the date hereof, any applicable laws change, or we become aware of any facts that might change our opinions, as expressed herein.

     The opinions expressed herein may be relied upon by the Company in connection with the registration of the Securities, as contemplated by, and in conformity with, the Registration Statement and the reoffer prospectus contained therein. With the exception of the foregoing, the opinions expressed herein may not be relied upon by any other person without our prior written consent.


                                      Very truly yours,

                                      /s/ Hall Dickler Kent Goldstein & Wood LLP
                                      ------------------------------------------
                                      Hall Dickler Kent Goldstein & Wood LLP

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